As filed with the Securities and Exchange Commission on January 26, 2007

Registration No. 333-128826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSEX CORPORATION

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	54-084659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6708 Alexander Bell Drive

Columbia, Maryland 21046

(301) 939-7000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

2004 Stock Incentive Plan

James L. Sanford

President

Essex Corporation

6708 Alexander Bell Drive

Columbia, Maryland 21046

(301) 939-7000

(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. Lynne Puckett, Esquire

Hogan & Hartson L.L.P.

111 S. Calvert Street, Suite 1600

Baltimore, Maryland 21202

(410) 659-2700

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-128826) filed with the Securities and Exchange Commission on October 5, 2005 (the “Registration Statement”), by Essex Corporation, a Virginia Corporation (“Essex”), relating to 300,000 shares of common stock reserved for issuance under the 2004 Stock Incentive Plan (the “Plan”).

On January 25, 2007, pursuant to the Agreement and Plan of Merger, dated as of November 8, 2006, by and between Northrop Grumman Space and Mission Systems Corp. (“Northrop Grumman”), Eagle Transaction Corporation (“Merger Sub”) and Essex, Merger Sub was merged with and into Essex, and Essex was the surviving corporation. Essex is now a direct wholly-owned subsidiary of Northrop Grumman. In connection with the Merger, the options exercisable for Essex Common Stock outstanding under the Plan were terminated.

All securities previously registered under the Registration Statement that remain unsold are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on January 26, 2007.

ESSEX CORPORATION

By:	/s/ James L. Sanford
James L. Sanford
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James L. Sanford and Kathleen M. Salmas, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Essex Corporation pursuant to the Essex Corporation 2004 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: January 26, 2007	/s/ James L. Sanford
James L. Sanford President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: January 26, 2007	/s/ Gary W. McKenzie
Gary W. McKenzie Director

Date: January 26, 2007	/s/ Kathleen M. Salmas
Kathleen M. Salmas Director